FOR IMMEDIATE RELEASE

TUESDAY, APRIL 7, 2009

CARE INVESTMENT TRUST INC. RECEIVES

PREPAYMENT OF MORTGAGE ASSET

NEW YORK – April 7, 2009 – Care Investment Trust Inc. (NYSE: CRE) (“Care” or the “Company”) today announced that it received prepayment of a loan obligation at par value and realized cash proceeds of $29.4 million. Proceeds from the loan repayment also included an early prepayment fee of $0.3 million.

F. Scott Kellman, President and Chief Executive Officer of Care said, “Care continues to benefit from periodic prepayments of outstanding loans in our mortgage portfolio. Following receipt of these funds, Care will hold cash of approximately $48 million on our balance sheet with no debt maturities for more than five years.”

About Care Investment Trust

Care Investment Trust Inc. is a real estate investment and finance company investing in healthcare-related real estate and commercial mortgage debt. It is externally managed and advised by CIT Healthcare LLC, a wholly-owned subsidiary of CIT Group Inc.

Safe Harbor Statement

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond Care Investment Trust Inc.’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” “target,” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting Care Investment Trust Inc.’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements in addition to those factors specified in Care Investment Trust Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008, as well as Care Investment Trust Inc.’s Quarterly Reports on Form 10-Q. Care Investment Trust Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

For more information on the company, please visit the company’s website at www.carereit.com.

FOR FURTHER INFORMATION

AT CARE INVESTMENT TRUST:	AT FINANCIAL RELATIONS BOARD:
Scott Kellman	Leslie Loyet
President and Chief Executive Officer	Analysts / Investors
(212) 771-9360	(312) 640-6672
scott.kellman@carereit.com	lloyet@mww.com

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